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                                                         EXHIBIT NO. EX-99.d.5.i

                                  THE UBS FUNDS
                          INVESTMENT ADVISORY AGREEMENT
                              AMENDMENT NUMBER ONE

     THIS AMENDMENT is made this 17th day of February, 2004 by and between The UBS Funds, a Delaware business trust (the "Fund"), and UBS Global Asset Management (Americas) Inc., a Delaware corporation (the "Advisor").

     WHEREAS, the Fund and the Advisor have previously entered into an Investment Advisory Agreement, dated July 1, 2002 (the "Advisory Agreement"), pursuant to which the Advisor agreed to manage the investment and reinvestment of assets of the UBS U.S. Equity Fund series; and

     WHEREAS, the Advisor has been informed by the Fund that UBS U.S. Equity Fund desires to change its name;

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

     1. The name of UBS U.S. Equity Fund, and all references in the Advisory Agreement to UBS U.S. Equity Fund, shall be changed to UBS U.S. Large Cap Equity Fund.

     2.   The effective date of this Amendment shall be February 17, 2004.

     3. The parties hereby further agree that no other provisions of the Advisory Agreement are in any way modified by this Amendment, and that all other provisions of the Advisory Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed this 17th day of February, 2004.


THE UBS FUNDS                                 UBS GLOBAL ASSET MANAGEMENT
                                              (AMERICAS) INC.


By:    /s/ David M. Goldenberg                By: /s/ Amy R. Doberman
       ------------------------------------       -----------------------------
       Name:  David M. Goldenberg                 Name:  Amy R. Doberman
       Title: Vice President and Secretary        Title  Managing Director and
                                                         Assistant Secretary